Exhibit 10.13

                             KLA-TENCOR CORPORATION

                   JOHN KISPERT MANAGEMENT RETENTION AGREEMENT

This Agreement is made by and between KLA-Tencor Corporation ("the "Company") and John Kispert ("Executive").

1. Duties and Scope of Employment.

(a) Position; Agreement Commencement Date; Duties. Executive's coverage under this Agreement shall commence upon the date this Agreement has been signed by both parties hereto (the "Agreement Commencement Date"). Following the Agreement Commencement Date, Executive shall continue to serve as Chief Financial Officer of the Company, reporting to the Chief Executive Officer. The period of Executive's employment hereunder is referred to herein as the "Employment Term." During the Employment Term, Executive shall render such business and professional services in the performance of his duties, consistent with Executive's position within the Company, as shall reasonably be assigned to him by the Chief Executive Officer.

(b) Obligations. During the Employment Term, Executive shall devote his full business efforts and time to the Company. Executive agrees, during the Employment Term, not to actively engage in any other employment, occupation or consulting activity for any direct or indirect remuneration without the prior approval of the Board of Directors of the Company (the "Board"); provided, however, that Executive may serve in any capacity with any civic, educational or charitable organization, or as a member of corporate Boards of Directors or committees thereof, without the approval of the Board, unless such service involves a conflict of interest with the Company's business.

(c) Employee Benefits. During the Employment Term, Executive shall be eligible to participate in the employee benefit plans maintained by the Company that are applicable to other senior management to the full extent provided for under those plans.

2. At-Will Employment. Executive and the Company understand and acknowledge that Executive's employment with the Company constitutes "at-will" employment. Subject to the Company's obligation to provide severance benefits as specified herein, Executive and the Company acknowledge that this employment relationship may be terminated at any time, upon written notice to the other party, with or without good cause or for any or no cause, at the option either of the Company or Executive.

3. Compensation.

(a) Base Salary. While employed by the Company, the Company shall pay the Executive as compensation for his services a base salary at the annualized rate of $300,300, subject to temporary revision under the Company's Policy No. 30.01 (the "Base Salary"). Such salary shall be paid periodically in accordance with normal Company payroll practices and subject to the usual, required withholding. Executive's Base Salary shall be reviewed annually by the Compensation Committee of the Board for possible adjustments in light of Executive's performance, market conditions and competitive data.

(b) Bonuses. Executive shall be eligible to earn a target bonus under all applicable bonus programs, including the Company's Executive Performance Bonus Plan and "Outstanding" Corporate Performance Bonus Plan, as specified annually by the Compensation Committee of the Board (the "Target Bonus").

(c) Severance on or Within Two Years Following a Change of Control. If, on or within two years after a Change of Control (as defined herein), Executive's employment with the Company terminates due to (i) a voluntary termination for "Good Reason" (as defined herein), or (ii) an involuntary termination by the Company other than for "Cause" (as defined herein), then, subject to Executive executing and not revoking a standard form of mutual release of claims with the Company and not breaching the terms of Section 11 hereof, (i) all of Executive's Company stock options shall immediately accelerate vesting as to 100% of the then unvested shares, (ii) Executive shall receive continued payments over two years of Executive's Base Salary plus 100% of his Target Bonus, less applicable withholding, in accordance with the Company's standard payroll practices; i.e., the total payout over the two-year period shall be 200% of Base Salary and 200% of Target Bonus (the "Severance Payment"), and (iii) the Company shall pay the group health, dental and vision plan continuation coverage premiums for Executive and his covered dependents under Title X of the Consolidated Budget Reconciliation Act of 1985, as amended ("COBRA"), or shall provide comparable coverage, if COBRA is not available, for the lesser of (A) twenty-four (24) months from the date of Executive's termination of employment, or (B) the date upon which Executive and his covered dependents are covered by similar plans of Executive's new employer (the "COBRA Coverage").

For purposes of this Agreement, "Cause" shall mean (i) an act of personal dishonesty taken by Executive in connection with his responsibilities as an employee and intended to result in substantial personal enrichment of Executive,
(ii)  Executive  being  convicted of, or plea of nolo  contendere  to, a felony,
(iii) a willful act by Executive which constitutes gross misconduct and which is injurious to the Company, (iv) following delivery to Executive of a written demand for performance from the Company which describes the basis for the Company's reasonable belief that Executive has not substantially performed his duties, continued violations by Executive of Executive's obligations to the Company which are demonstrably willful and deliberate on Executive's part.

         For purposes of this Agreement, "Good Reason" means, without Executive's express consent,
(i)  a  material   reduction  of  Executive's   duties,   title,   authority  or
responsibilities, relative to Executive's duties, title, authority or responsibilities as in effect immediately prior to such reduction, or the assignment to Employee of such reduced duties, title, authority or responsibilities

(ii) a reduction by the Company in the Base Salary of Executive as in effect immediately prior to such reduction;

(iii) a material reduction by the Company in the aggregate level of employee benefits, or overall compensation, including Target Bonuses, to which Executive was entitled immediately prior to such reduction with the result that Executive's aggregate benefits package is materially reduced (other than a reduction that generally applies to Company employees);

(iv) the relocation of Executive to a facility or a location more than thirty-five (35) miles from Executive's then present location; or

(v) any act or set of facts or circumstances which would, under California case law or statute constitute a constructive termination of Executive.

For purposes of this Agreement, "Change of Control" shall mean the occurrence of any of the following events:

(i) Any "person" (as such term is used in Sections
13(d) and 14(d) of the Securities Exchange Act of 1934, as amended) becomes the "beneficial owner" (as defined in Rule 13d-3 under said Act), directly or indirectly, of securities of the Company representing fifty percent (50%) or more of the total voting power represented by the Company's then outstanding voting securities; or

(ii) The consummation of the sale or disposition by the Company of all or substantially all the Company's assets; or

(iii) The consummation of a merger or consolidation of the Company with any other corporation, other than a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) at least fifty percent (50%) of the total voting power represented by the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation; or

(iv) A change  in the  composition  of the  Board  occurring  within a  two-year period, as a result of which fewer than a majority of the directors are Incumbent Directors. "Incumbent Directors" shall mean directors who either (A) are directors of the Company as of the date upon which this Agreement was entered into, or (B) are elected, or nominated for election, to the Board with the affirmative votes of at least a majority of those directors whose election or nomination was not in connection with any transaction described in subsections (i), (ii), or (iii) above, or in connection with an actual or threatened proxy contest relating to the election of directors to the Company.

The Executive shall not be required to mitigate the value of any severance benefits contemplated by this Agreement, nor shall any such benefits be reduced by any earnings or benefits that the Executive may receive from any other source; provided, however, that Executive if Executive receives severance benefits hereunder, he expressly waives the right to receive severance benefits under any other severance plan or policy of the Company.

(d) Voluntary Termination Other than for Good Reason; Involuntary Termination for Cause Following a Change of Control; Employment Termination Prior to a Change of Control. In the event, (i) following a Change of Control, that Executive terminates his employment voluntarily other than for Good Reason or is involuntarily terminated by the Company for Cause, or (ii) Executive's employment terminates for any or no reason prior to a Change of Control, then all vesting of Executive's stock options and restricted stock shall terminate immediately and all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned).

4. Death or Total Disability of Executive.

Upon Executive's death or becoming permanently and totally disabled (as defined in accordance with Internal Revenue Code Section 22(e)(3) or its successor provision) while Executive is an employee or consultant of the Company, then (i) employment hereunder shall automatically terminate and all payments of compensation by the Company to Executive hereunder shall immediately terminate (except as to amounts already earned), and all vesting of Executive's stock options and restricted stock shall terminate immediately.

5. Golden Parachute Excise Taxes.

(a) Parachute Payments of Less than 3x Base Amount Plus Fifty Thousand Dollars. In the event that the benefits provided for in this agreement or otherwise payable to Employee (a) constitute "parachute payments" within the meaning of
Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"), (b) would be subject to the excise tax imposed by Section 4999 of the Code, and (c) the aggregate value of such parachute payments, as determined in accordance with
Section 280G of the Code and the proposed Treasury Regulations thereunder (or the final Treasury Regulations, if they have then been adopted) is less than the product obtained by multiplying three by Employee's "base amount" within the meaning of Code Section 280G(b)(3) and adding to such product fifty thousand dollars, then such benefits shall be reduced to the extent necessary (but only to that extent) so that no portion of such benefits will be subject to excise tax under Section 4999 of the Code.

(b) Parachute Payments Equal to or Greater than 3x Base Amount Plus Fifty Thousand Dollars. In the event that the benefits provided for in this agreement or otherwise payable to Employee (a) constitute "parachute payments" within the meaning of Section 280G of the Code, (b) would be subject to the excise tax imposed by Section 4999 of the Code, and (c) the aggregate value of such parachute payments, as determined in accordance with Section 280G of the Code and the proposed Treasury Regulations thereunder (or the final Treasury Regulations, if they have then been adopted) is equal to or greater than the product obtained by multiplying three by Employee's "base amount" within the meaning of Code Section 280G(b)(3) and adding to such product fifty thousand dollars, then the benefits shall be delivered in full.

(c) 280G Determinations. Unless the Company and the Employee otherwise agree in writing, the determination of Employee's excise tax liability and the amount required to be paid or reduced under this Section 5 shall be made in writing by the Company's independent auditors who are primarily used by the Company immediately prior to the Change of Control (the "Accountants"). For purposes of making the calculations required by this Section 5, the Accountants may make reasonable assumptions and approximations concerning applicable taxes and may rely on reasonable, good faith interpretations concerning the application of Sections 280G and 4999 of the Code. The Company and the Employee shall furnish to the Accountants such information and documents as the Accountants may reasonably request in order to make a determination under this Section. The Company shall bear all costs the Accountants may reasonably incur in connection with any calculations contemplated by this Section 5.

6. Assignment.  This Agreement shall be binding upon and inure to the benefit of
(a) the heirs, beneficiaries, executors and legal representatives of Executive upon Executive's death and (b) any successor of the Company. Any such successor of the Company shall be deemed substituted for the Company under the terms of this Agreement for all purposes. As used herein, "successor" shall include any person, firm, corporation or other business entity which at any time, whether by purchase, merger or otherwise, directly or indirectly acquires all or substantially all of the assets or business of the Company. None of the rights of Executive to receive any form of compensation payable pursuant to this Agreement shall be assignable or transferable except through a testamentary disposition or by the laws of descent and distribution upon the death of Executive. Any attempted assignment, transfer, conveyance or other disposition (other than as aforesaid) of any interest in the rights of Executive to receive any form of compensation hereunder shall be null and void.

7. Notices. All notices, requests, demands and other communications called for hereunder shall be in writing and shall be deemed given if (i) delivered personally or by facsimile, (ii) one (1) day after being sent by Federal Express or a similar commercial overnight service, or (iii) three (3) days after being mailed by registered or certified mail, return receipt requested, prepaid and addressed to the parties or their successors in interest at the following addresses, or at such other addresses as the parties may designate by written notice in the manner aforesaid:

         If to the Company:             KLA-Tencor Corporation
                                        160 Rio Robles
                                        San Jose, CA  95134
                                        Attn: General Counsel

         If to Executive:               John Kispert
                                        at the last residential address known
                                        by the Company.

8. Severability. In the event that any provision hereof becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision.

9. Entire Agreement. This Agreement, the Employee Proprietary Information and Inventions Agreement previously entered into by and between the Company and Executive and the indemnification agreement previously entered into by and between the Company and Executive represent the entire agreement and understanding between the Company and Executive concerning Executive's employment relationship with the Company, and supersede and replace any and all prior agreements and understandings concerning Executive's employment relationship with the Company.

10. Dispute Resolution.

(a) The parties shall first meet to settle any dispute through good faith negotiation or non-binding mediation. If not settled by good faith negotiation or non-binding mediation between the parties within 30 days from the date one party requests in writing to meet the other party, then to the extent permitted by law, any dispute or controversy arising out of, relating to, or in connection with this Agreement, or the interpretation, validity, construction, performance, breach, or termination thereof shall be finally settled by binding arbitration to be held in Santa Clara County, California, in accordance with the National Rules for the Resolution of Employment Disputes then in effect of the American Arbitration Association (the "Rules"). The arbitrator may grant injunctions or other relief in such dispute or controversy. The decision of the arbitrator shall be confidential, final, conclusive and binding on the parties to the arbitration. Judgment may be entered under a protective order on the arbitrator's decision in any court having jurisdiction. The Company shall pay all costs of any mediation or arbitration; provided, however, that each party shall pay its own attorney and advisor fees.

(b) The arbitrator shall apply California law to the merits of any dispute or claim, without reference to rules of conflict of law. The arbitration proceedings shall be governed by federal arbitration law and by the Rules, without reference to state arbitration law. Executive hereby expressly consents to the personal jurisdiction of the state and federal courts located in California for any action or proceeding arising from or relating to this
Agreement and/or relating to any arbitration in which the parties are participants.

(c) Executive understands that nothing in Section 10 modifies Executive's at-will status. Either the Company or Executive can terminate the employment relationship at any time, with or without cause.

(d) EXECUTIVE HAS READ AND UNDERSTANDS SECTION 10, WHICH DISCUSSES ARBITRATION. EXECUTIVE UNDERSTANDS THAT BY SIGNING THIS AGREEMENT, EXECUTIVE AGREES, TO THE EXTENT PERMITTED BY LAW, TO SUBMIT ANY FUTURE CLAIMS ARISING OUT OF, RELATING TO, OR IN CONNECTION WITH THIS AGREEMENT, OR THE INTERPRETATION, VALIDITY, CONSTRUCTION, PERFORMANCE, BREACH, OR TERMINATION THEREOF TO BINDING ARBITRATION, AND THAT THIS ARBITRATION CLAUSE CONSTITUTES A WAIVER OF EXECUTIVE'S RIGHT TO A JURY TRIAL AND RELATES TO THE RESOLUTION OF ALL DISPUTES RELATING TO ALL ASPECTS OF THE EMPLOYER/EMPLOYEE RELATIONSHIP.

11. Covenants Not to Compete and Not to Solicit.

(a) Covenant Not to Compete. Executive agrees that, if he is receiving severance benefits pursuant to Section 3(c) hereof, then until the end of the twenty four month period following the date of his termination of employment with the Company for any reason or no reason, Executive will not directly engage in (whether as an employee, consultant, proprietor, partner, director or otherwise), or have any ownership interest in, or participate in the financing, operation, management or control of, any person, firm, corporation or business that engages or participates anywhere in the world in providing goods and services similar to those provided by the Company upon the date of Executive's termination of employment. Ownership of less than 3% of the outstanding voting stock of a corporation or other entity will not constitute a violation of this provision. The Company agrees not to unreasonably withhold consent from Executive to engage in any activity that is not competitive with the Company.

(b) Covenant Not to Solicit. Executive agrees that, if he is receiving severance benefits pursuant to Section 3(c) hereof, he will not, at any time during the twelve month period following his termination date, directly or indirectly solicit any individuals to leave the Company's employ for any reason or interfere in any other manner with the employment relationships at the time existing between the Company and its current or prospective employees.


(c) Representations. The parties intend that the covenants contained in Section 11(a) and (b) shall be construed as a series of separate covenants, one for each county, city and state (or analogous entity) and country of the world. If, in any judicial proceeding, a court shall refuse to enforce any of the separate covenants, or any part thereof, then such unenforceable covenant, or such part thereof, shall be deemed eliminated from this Agreement for the purpose of those proceedings to the extent necessary to permit the remaining separate covenants, or portions thereof, to be enforced.

(d) Reformation. In the event that the provisions of this Section 11 should ever be deemed to exceed the time or geographic limitations, or scope of this covenant, permitted by applicable law, then such provisions shall be reformed to the maximum time or geographic limitations, as the case may be, permitted by applicable laws.

(e) Reasonableness of Covenants. Employee represents that he (i) is familiar with the covenants not to compete and solicit, and (ii) is fully aware of his obligations hereunder, including, without limitation, the reasonableness of the length of time, scope and geographic coverage of these covenants. 12. No Oral Modification, Cancellation or Discharge. This Agreement may only be amended, canceled or discharged in writing signed by Executive and the Chairman of the Board.

13. Withholding. The Company shall be entitled to withhold, or cause to be withheld, from payment any amount of withholding taxes required by law with respect to payments made to Executive in connection with his employment hereunder.

14. Governing Law. This Agreement shall be governed by the laws of the State of California.

15. Effective Date. This Agreement is effective upon the date it has been executed by both parties.

16. Acknowledgment. Executive acknowledges that he has had the opportunity to discuss this matter with and obtain advice from his private attorney, has had sufficient time to, and has carefully read and fully understands all the provisions of this Agreement, and is knowingly and voluntarily entering into this Agreement.



IN WITNESS WHEREOF, the undersigned have executed this Agreement:


KLA-TENCOR CORPORATION

/s/ KENNETH L. SCHROEDER
------------------------
Kenneth L. Schroeder



EXECUTIVE

/s/ JOHN H. KISPERT
----------------------
John  H. Kispert


Date: November 19, 2001